As filed with the Securities and Exchange Commission on February 26, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	77-0462930
(State of incorporation)	(I.R.S. Employer Identification No.)

3230 Scott Boulevard

Santa Clara, California 95054

(Address, including zip code, of Registrant’s principal executive offices)

2005 Equity Incentive Plan

2005 Employee Stock Purchase Plan

(Full title of the plans)

Richard K. Williams

President, Chief Executive Officer, and

Chief Technical Officer

3230 Scott Boulevard

Santa Clara, California 95054

(408) 737-4600

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Mario M. Rosati, Esq.

Mark L. Reinstra, Esq.

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2005 EQUITY INCENTIVE PLAN Common Stock to be issued, par value $0.001 per share	1,315,538 shares	$2.92(1)	$3,841,371(1)	$151
2005 EMPLOYEE STOCK PURCHASE PLAN Common Stock reserved for future issuance, par value $0.001 per share	125,000 shares	$2.48(2)	$310,000(2)	$13
TOTAL	1,440,538 shares		$4,151,371	$164

(1)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low price per share of the Registrant’s Common Stock as reported on the Nasdaq Global Market on February 23, 2009.

(2)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, whereby the estimated proposed maximum offering price per share is $2.48 (85% of $2.92, the average of the high and low price per share of the Registrant’s Common Stock as reported on the Nasdaq Global Market on February 23, 2009). Pursuant to the 2005 Employee Stock Purchase Plan, the purchase price of a share of common stock shall mean an amount equal to 85% of the lower of the fair market value of a share of common stock at the beginning of an offering period or after a purchase period ends.

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

REGISTRATION STATEMENT ON FORM S-8

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement registers additional shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2005 Equity Incentive Plan and 2005 Employee Stock Purchase Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (“SEC”) on August 8, 2005 (File No. 333-127277), on May 15, 2006 (File No. 333-134136), on April 19, 2007 (File No. 333-142223), and on March 6, 2008 (File No. 333-149572) (the “Previous Forms S-8”), including periodic reports that the Registrant filed after the Previous Forms S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. These reports the Registrant has most recently filed with the SEC are listed below:

(1) The Registrant’s Current Report on Form 8-K, filed with the SEC on February 5, 2009;

(2) The Registrant’s Annual Report on Form 10-K for year ended December 31, 2008, filed with the SEC on February 26, 2009; and

(3) The Registrant’s Definitive Proxy Statement on Schedule 14A for its 2008 Annual Meeting of Stockholders, filed with the SEC on April 23, 2008.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement that indicates that all of the shares of Common Stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered

10.3(1)	2005 Equity Incentive Plan

10.4(1)	2005 Employee Stock Purchase Plan

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (Included in Exhibit 5.1)

24.1	Power of Attorney (See signature page)

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended (No. 333-123798), originally filed with the Securities and Exchange Commission on April 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on February 26, 2009.

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

By:	/s/ Richard K. Williams
Richard K. Williams
President, Chief Executive Officer and Chief Technical Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard K. Williams and Brian R. McDonald, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard K. Williams Richard K. Williams	President, Chief Executive Officer, Chief Technical Officer and Director (Principal Executive Officer)	February 26, 2009

/s/ Brian R. McDonald Brian R. McDonald	Chief Financial Officer, Vice President of Worldwide Finance and Secretary (Principal Financial Officer)	February 26, 2009

/s/ Ashok Chandran Ashok Chandran	Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 26, 2009

/s/ Samuel J. Anderson Samuel J. Anderson	Director	February 26, 2009

/s/ Jaff Lin Jaff Lin	Director	February 26, 2009

/s/ Thomas P. Redfern Thomas P. Redfern	Director	February 26, 2009

/s/ Chandramohan Subramaniam Chandramohan Subramaniam	Director	February 26, 2009

/s/ Thomas Weatherford Thomas Weatherford	Director	February 26, 2009

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

INDEX TO EXHIBITS

Exhibit Number

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered

10.3(1)	2005 Equity Incentive Plan

10.4(1)	2005 Employee Stock Purchase Plan

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (Included in Exhibit 5.1)

24.1	Power of Attorney (See signature page)

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended (No. 333-123798), originally filed with the Securities and Exchange Commission on April 4, 2005.